Exhibit 99.1

AT&T’s WARNERMEDIA AND DISCOVERY, INC. CREATING STANDALONE COMPANY BY COMBINING OPERATIONS TO FORM NEW GLOBAL LEADER IN ENTERTAINMENT

Companies with Shared Values, Complementary Assets, and Iconic Brands and Franchises, Will Offer the Most Differentiated Content Portfolio in the World

WarnerMedia and Discovery, Inc. Form One of the Largest Global Streaming Players

Discovery President & CEO David Zaslav to Lead New Company with Executives from Both Companies in Key Leadership Roles

AT&T and Discovery Will Hold Joint Press Conference at 7:30am EDT and a Separate Call with Investors Will Begin at 8:30am EDT

Dallas, TX and New York, NY – May 17, 2021. AT&T Inc. (NYSE:T) and Discovery, Inc. (NASDAQ: DISCA, DISCB, DISCK) today announced a definitive agreement to combine WarnerMedia’s premium entertainment, sports and news assets with Discovery’s leading nonfiction and international entertainment and sports businesses to create a premier, standalone global entertainment company.

Under the terms of the agreement, which is structured as an all-stock, Reverse Morris Trust transaction, AT&T would receive $43 billion (subject to adjustment) in a combination of cash, debt securities, and WarnerMedia’s retention of certain debt, and AT&T’s shareholders would receive stock representing 71% of the new company; Discovery shareholders would own 29% of the new company. The Boards of Directors of both AT&T and Discovery have approved the transaction.

The companies expect the transaction will create substantial value for AT&T and Discovery shareholders by:

•	Bringing together the strongest leadership teams, content creators, and high-quality series and film libraries in the media business.

•	Accelerating both companies’ plans for leading direct-to-consumer (DTC) streaming services for global consumers.

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Uniting complementary and diverse content strengths with broad appeal — WarnerMedia’s robust studios and portfolio of iconic scripted entertainment, animation, news and sports with Discovery’s global leadership in unscripted and international entertainment and sports.

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Forming a new company that will have significant scale and investment resources with projected 2023 Revenue of approximately $52 billion, adjusted EBITDA of approximately $14 billion, and an industry leading Free Cash Flow conversion rate of approximately 60%.

•	Creating at least $3 billion in expected cost synergies annually for the new company to increase its investment in content and digital innovation, and to scale its global DTC business.

For AT&T and its shareholders, this transaction provides an opportunity to unlock value in its media assets and to better position the media business to take advantage of the attractive DTC trends in the industry. Additionally, the transaction allows the company to better capitalize on the longer-term demand for connectivity:

•	AT&T shareholders participate in a leading media company with a broad global portfolio of brands, tremendous DTC potential and strengthened combined assets.

•	Creates substantial value opportunity for AT&T shareholders through stepped-up investment in growth areas – mobile and fixed broadband.

•	Capital structure improvement after closing will position AT&T as one of the best capitalized 5G and fiber broadband companies in the United States.

•	Results in two independent companies – one broadband connectivity and the other media – to sharpen the investment focus and attract the best investor base for each company.

A Stronger Competitor in Global Streaming

The new company will compete globally in the fast-growing direct-to-consumer business — bringing compelling content to DTC subscribers across its portfolio, including HBO Max and the recently launched discovery+. The transaction will combine WarnerMedia’s storied content library of popular and valuable IP with Discovery’s global footprint, trove of local-language content and deep regional expertise across more than 200 countries and territories. The new company will be able to invest in more original content for its streaming services, enhance the programming options across its global linear pay TV and broadcast channels, and offer more innovative video experiences and consumer choices.

Uniting Dynamic, Enduring and Historic Brands and Franchises

The “pure play” content company will own one of the deepest libraries in the world with nearly 200,000 hours of iconic programming and will bring together over 100 of the most cherished, popular and trusted brands in the world under one global portfolio, including: HBO, Warner Bros., Discovery, DC Comics, CNN, Cartoon Network, HGTV, Food Network, the Turner Networks, TNT, TBS, Eurosport, Magnolia, TLC, Animal Planet, ID and many more.

The new company will be able to increase investment and capabilities in original content and programming; create more opportunity for under-represented storytellers and independent creators; serve customers with innovative video experiences and points of engagement; and propel more investment in high-quality, family-friendly nonfiction content.

Leadership, Governance and Structure

The companies announced that Discovery President and CEO David Zaslav will lead the proposed new company with a best-in-class management team and top operational and creative leadership from both companies.

Discovery’s current multiple classes of shares will be consolidated to a single class with one vote per share.

The new company’s Board of Directors will consist of 13 members, 7 initially appointed by AT&T, including the chairperson of the board; Discovery will initially appoint 6 members, including CEO David Zaslav.

Executive Commentary

John Stankey Said:

“This agreement unites two entertainment leaders with complementary content strengths and positions the new company to be one of the leading global direct-to-consumer streaming platforms. It will support the fantastic growth and international launch of HBO Max with Discovery’s global footprint and create efficiencies which can be re-invested in producing more great content to give consumers what they want. For AT&T shareholders, this is an opportunity to unlock value and be one of the best capitalized broadband companies, focused on investing in 5G and fiber to meet substantial, long-term demand for connectivity. AT&T shareholders will retain their stake in our leading communications company that comes with an attractive dividend. Plus, they will get a stake in the new company, a global media leader that can build one of the top streaming platforms in the world.”

David Zaslav Said:

“During my many conversations with John, we always come back to the same simple and powerful strategic principle: these assets are better and more valuable together. It is super exciting to combine such historic brands, world class journalism and iconic franchises under one roof and unlock so much value and opportunity. With a library of cherished IP, dynamite management teams and global expertise in every market in the world, we believe everyone wins...consumers with more diverse choices, talent and storytellers with more resources and compelling pathways to larger audiences, and shareholders with a globally scaled growth company committed to a strong balance sheet that is better positioned to compete with the world’s largest streamers. We will build a new chapter together with the creative and talented WarnerMedia team and these incredible assets built on a nearly 100-year legacy of the most wonderful storytelling in the world. That will be our singular mission: to focus on telling the most amazing stories and have a ton of fun doing it.”

Transaction Highlights

The combination will be executed through a Reverse Morris Trust, under which WarnerMedia will be spun or split off to AT&T’s shareholders via dividend or through an exchange offer or a combination of both and simultaneously combined with Discovery. The transaction is expected to be tax-free to AT&T and AT&T’s shareholders.

In connection with the spin-off or split-off of WarnerMedia, AT&T will receive $43 billion (subject to adjustment) in a combination of cash, debt securities and WarnerMedia’s retention of certain debt. The new company expects to maintain investment grade rating and utilize the significant cash flow of the combined company to rapidly de-lever to approximately 3.0x within 24 months, and to target a new, longer term gross leverage target of 2.5x-3.0x. WarnerMedia has secured fully committed financing from JPMorgan Chase Bank, N.A. and affiliates of Goldman Sachs & Co. LLC for the purposes of funding the distribution.

The transaction is anticipated to close in mid-2022, subject to approval by Discovery shareholders and customary closing conditions, including receipt of regulatory approvals. No vote is required by AT&T shareholders. Agreements are in place with Dr. John Malone and Advance to vote in favor of the transaction.

AT&T Preliminary Financial Profile Following Completion of the Transaction; Focused Total Return Strategy for Capital Allocation; After Close, Dividend Payout Ratio1 Expected to be Low 40s%.

After close and on a pro-forma basis, AT&T expects its remaining assets to produce the following financial trajectory from 2022 to 2024:

•	Annual revenue growth: low single digits CAGR[2]

•	Annual adjusted EBITDA[3] and adjusted EPS[4] growth: mid-single digits CAGR

•	Significantly increased financial flexibility to drive returns to shareholders, including:

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Expected increased capital investment for incremental investments in 5G and fiber broadband. The company expects annual capital expenditures of around $24 billion once the transaction closes. AT&T expects its 5G C-band network will cover 200 million people in the U.S. by year-end 2023. And the company plans to expand its fiber footprint to cover 30 million customer locations by year-end 2025.

[1]

Dividend payout ratio is total dividends paid divided by free cash flow. Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is cash from operating activities minus capital expenditures. Due to high variability and difficulty in predicting items that impact cash from operating activities and capital expenditures, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.

[2]	Compound annual growth rate.
[3]	EBITDA is operating income before depreciation and amortization.
[4]

The company (AT&T) expects adjustments to 2021-2024 reported diluted EPS to include merger-related amortization ($4.3 billion for 2021 and approximately $1 billion per quarter in 2022 until closing of the transaction) and other adjustments, a non-cash mark-to-market benefit plan gain/loss, and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. AT&T’s 2021 EPS depends on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.

•	Significant debt reduction: Expect Net Debt to Adjusted EBITDA[5] in the 2.6x range after transaction closes and less than 2.5x by year end 2023.

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Attractive dividend – resized to account for the distribution of WarnerMedia to AT&T shareholders. After close and subject to AT&T Board approval, AT&T expects an annual dividend payout ratio of 40% to 43% on anticipated free cash flow[1] of $20 billion plus.

•	The optionality to repurchase shares once Net Debt to Adjusted EBITDA is less than 2.5x.

Advisors

LionTree LLC and Goldman Sachs & Co. LLC served as financial advisors and Sullivan & Cromwell LLP served as legal advisor to AT&T.

Allen & Company LLC and J.P. Morgan Securities LLC served as financial advisors and Debevoise & Plimpton LLP served as legal advisor to Discovery. Peralla Weinberg Partners and Wachtell Lipton, Rosen & Katz served as advisors to the Independent Directors of Discovery.

RBC Capital Markets served as financial advisors and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisors to Advance.

Media Availability and Investor Call

AT&T and Discovery will hold a joint press conference at 7:30am EDT, and a separate call with investors will begin at 8:30am EDT today. The webcast of the call and related materials will be available on AT&T’s and Discovery’s Investor Relations websites at https://investors.att.com/ and https://ir.corporate.discovery.com/investor-relations.

Join the 7:30am EDT press conference with John Stankey and David Zaslav on Zoom by clicking here. Your camera will be disabled and microphones will be automatically muted. To ask a question, please select the “raise hand icon.” When you are called on, you will receive a prompt asking you to unmute your microphone. The Zoom Webinar ID is 985 9072 9554; the passcode is 866906.

Cautionary Statement Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between AT&T, Magallanes, Inc. (“Spinco”), and Discovery, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are

[5]

Net Debt to Adjusted EBITDA ratios are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. AT&T’s Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Adjusted EBITDA estimates depend on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between Adjusted EBITDA and the most comparable GAAP metric without unreasonable effort.

not limited to, statements about the benefits of the transaction, including future financial and operating results, the combined Spinco and Discovery company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and Discovery and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the risk that Discovery stockholders may not approve the transaction proposals; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed transaction is not obtained; risks related to potential litigation brought in connection with the proposed transaction; uncertainties as to the timing of the consummation of the proposed transaction; risks and costs related to the implementation of the separation of Spinco, including timing anticipated to complete the separation, any changes to the configuration of the businesses included in the separation if implemented; the risk that the integration of Discovery and Spinco being more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of each of AT&T and Discovery and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger; effects of the announcement, pendency or completion of the proposed merger on the ability of AT&T, Spinco or Discovery to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with the foregoing factors.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statements that will be filed with the SEC in connection with the proposed transaction. Discussions of additional risks and uncertainties are contained in AT&T’s and Discovery filings with the Securities and Exchange Commission. Neither AT&T nor Discovery is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between AT&T, Spinco, and Discovery. In connection with the proposed transaction, AT&T, Spinco and Discovery intend to file relevant materials with the Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4 by Discovery that will contain a prospectus of Discovery and Spinco that also constitutes a proxy statement of Discovery, and a registration statement by Spinco. This communication is not a substitute for the registration statements, proxy statement/prospectus or any other document which AT&T, Spinco or Discovery may file with the SEC. STOCKHOLDERS OF AT&T AND DISCOVERY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the proxy statement/prospectus (when available) as well as other filings containing information about AT&T, Spinco and Discovery, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by AT&T or Spinco will be made available free of charge on AT&T’s investor relations website at https://investors.att.com. Copies of documents filed with the SEC by Discovery will be made available free of charge on Discovery’s investor relations website at https://ir.corporate.discovery.com/investor-relations.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

AT&T and its directors and executive officers, and Discovery and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Discovery capital stock and/or the offering of Discovery securities in respect of the proposed transaction. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2021. Information about the directors and executive officers of Discovery is set forth in the proxy statement for Discovery’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2021. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

*About AT&T

AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. Consumers and businesses have more than 225 million monthly subscriptions to our services. AT&T Communications provides more than 100 million U.S. consumers with entertainment and communications experiences across mobile and broadband. Plus, it serves high-speed, highly secure connectivity and smart solutions to nearly 3 million business customers. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. Xandr, now part of WarnerMedia, provides marketers with innovative and relevant advertising solutions for consumers around premium video content and digital advertising through its platform. AT&T Latin America provides pay-TV services across 10 countries and territories in Latin America and the Caribbean and wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2021 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

About Discovery

Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in over 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as discovery+, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia Network, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of 3 locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Discovery, Inc. Corporate Communications

Nathaniel Brown

nathaniel_brown@discovery.com

Discovery, Inc. Investor Relations

Andrew Slabin

andrew_slabin@discovery.com

AT&T Inc. Corporate Communications

Fletcher Cook

fletcher.cook@att.com

AT&T Inc. Corporate Communications

Larry Solomon

larry.solomon@att.com